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                                                                     EXHIBIT 4.1

                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE dated as of September 1, 1997 between CROSS TIMBERS OIL COMPANY, a Delaware corporation (hereinafter called the "Company"), and The Bank of New York, a New York banking corporation, trustee (hereinafter called the "Trustee").

                            RECITALS OF THE COMPANY

     The Company and the Trustee entered into that certain Indenture dated as of April 1, 1997 (the "Indenture") for the equal and ratable benefit of the Holders of the Company's 9 1/4% Series A Senior Subordinated Notes due 2007 and the Company's 9 1/4% Series B Senior Subordinated Notes due 2007.

     Certain provisions of the Indenture contain typographical errors that create an ambiguity and constitute a defect and an internal inconsistency, and one of such errors makes the Indenture inconsistent with the Offering Memorandum (such term and other terms not defined herein shall have the meaning ascribed thereto in the Indenture).

     Section 8.1 of the Indenture provides that the Company and the Trustee, without the consent of any Holders, may enter into one or more indentures supplemental to the Indenture to cure any ambiguity or to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, if such action shall not adversely affect the interests of the Holders in any material respect.

     The Company and the Trustee desire to amend the Indenture, in accordance with and pursuant to Section 8.1 of the Indenture, to cure an ambiguity, to correct a provision that is defective and to correct a provision that is internally inconsistent.

     NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed as follows:

     1. Section 9.12(a) of the Indenture is corrected by changing the reference to "clause (I)" in the penultimate line of said section to "clause
(a)", so that, as so corrected and changed, clause (2)(y) of the proviso to said
Section 9.12(a) shall read in its entirety as follows:

               "... (y) any guarantee of any Restricted Subsidiary of Indebtedness of the Company described in clause (a) of the definition of Permitted Indebtedness."

     2. Section 9.16(c)(iv) of the Indenture is corrected by changing the reference to "paragraph (3)" in the sixth line of said Section to "paragraph
(iii)", so that, as so corrected and changed, clause (I) of the second sentence of said Section 9.16(c)(iv) shall read in its entirety as follows:
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               "... (I) that a Trigger Date with respect to one or more Asset
          Sales has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Offered Price, subject to the limitations described in the foregoing paragraph (iii),
          ...."

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                CROSS TIMBERS OIL COMPANY,
                                a Delaware corporation


                                By:  /s/  FRANK G. McDONALD
                                   --------------------------------------
                                Name:  Frank G. McDonald
                                     ------------------------------------
                                Title:  Vice President & General Counsel
                                      -----------------------------------


                                TRUSTEE:

                                THE BANK OF NEW YORK, as  Trustee


                                By: /s/ WALTER N. GITLIN
                                   --------------------------------------
                                Name: Walter N. Gitlin
                                     ------------------------------------
                                Title: Vice President
                                     ------------------------------------